Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Temple-Inland Inc. of our report dated February 22, 2011, with respect to the consolidated financial statements of Temple-Inland Inc., included in the 2010 Annual Report to Shareholders of Temple-Inland Inc.

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-167658) of Temple-Inland Inc.
2)	Registration Statement (Form S-8 No. 333-161835) of Temple-Inland Inc.
3)	Registration Statement (Form S-3 No. 333-156028) of Temple-Inland Inc.
4)	Registration Statement (Form S-8 No. 333-151071) of Temple-Inland Inc.
5)	Registration Statement (Form S-8 No. 333-113180) of Temple-Inland Inc.
6)	Registration Statement (Form S-8 No. 333-105072) of Temple-Inland Inc.
7)	Registration Statement (Form S-8 No. 333-33702) of Temple-Inland Inc.

of our report dated February 22, 2011, with respect to the consolidated financial statements of Temple-Inland Inc., incorporated herein by reference, and our report dated February 22, 2011, with respect to the effectiveness of Temple-Inland Inc.’s internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended January 1, 2011.

/s/ Ernst & Young

Austin, Texas
February 22, 2011